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As filed with the Securities and Exchange Commission on November 14, 2013.

Registration No. 333-184731

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GFI Software S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	98-0631596 (I.R.S. Employer Identification No.)

7A, rue Robert Stümper
L-2557 Luxembourg
Grand Duchy of Luxembourg
+352 2786-0231
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GFI USA, Inc.
4309 Emperor Blvd
Suite 400
Durham, NC 27703
(919) 297-1350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gordon R. Caplan, Esq. Gregory B. Astrachan, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	William V. Fogg, Esq. Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common shares, nominal value €0.01 per share	7,015,000	$14	$98,210,000	$12,650

(1)    Includes 915,000 shares which may be sold pursuant to the underwriters' over-allotment option.

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(3)    $13,640 has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form F-1 (Registration No. 333-184731) is being filed solely for the purpose of re-filing Exhibits 23.1, 23.2 and 23.3 to the Registration Statement with corrections to ensure conformity to the original copies thereof and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 6, 7, 8 and 9 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 6, 7, 8 and 9 of Part II of the Registration Statement have been omitted from this filing.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 14, 2013.

GFI SOFTWARE S.A.
By:	/s/ WALTER SCOTT Walter Scott Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WALTER SCOTT Walter Scott	Director Chief Executive Officer (principal executive officer)	November 14, 2013
/s/ PAUL GOODRIDGE Paul Goodridge	Director Chief Financial Officer (principal financial and accounting officer)	November 14, 2013
/s/ INGO BEDNARZ Ingo Bednarz	Director	November 14, 2013
* Holger Felgner	Director	November 14, 2013
* Jeffrey Horing	Director	November 14, 2013
* Michael Triplett	Director	November 14, 2013
* Robert P. Goodman	Director	November 14, 2013
* William Thomas	Director	November 14, 2013
* Derek Zissman	Director	November 14, 2013
* Paul Walker	Director	November 14, 2013

Authorized representative in the United States:
GFI USA, Inc.
By:	/s/ WALTER SCOTT
	Name:	Walter Scott
	Title:	Chief Executive Officer
*By:	/s/ WALTER SCOTT Walter Scott Attorney-in-Fact

Exhibit index

Exhibit number		Exhibit description
1.1	#	Form of Underwriting Agreement
3.1	#	Articles of Association of GFI Software S.A.
4.5	#	Form of Registration Rights Agreement, to be in effect upon completion of the offering
5.1	#	Opinion of Arendt & Medernach, Luxembourg counsel to the registrant, as to the validity of the common shares
8.1	#	Opinion of Willkie Farr & Gallagher LLP as to certain U.S. tax matters
10.1	#	Credit Agreement, dated September 14, 2011, among GFI Software S.à r.l., TV GFI Holding Company S.à r.l., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
10.2	#	Incremental Facility Agreement, dated September 30, 2011, among GFI Software S.à r.l., TV GFI Holding Company S.à r.l., Bank of Montreal and JPMorgan Chase Bank, N.A., as Administrative Agent
10.3	#
First Amendment and Waiver, dated December 20, 2011, to the Credit Agreement among GFI Software S.à r.l., TV GFI Holding Company S.à r.l., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
10.4	#
Second Amendment, dated September 14, 2012, to the Credit Agreement among GFI Software S.à r.l., TV GFI Holding Company S.à r.l., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
10.5	#	GFI Software S.A. Amended and Restated Share Incentive Plan
10.6	#	GFI Software S.A. Equity Incentive Plan
10.7	#	Employment Offer Letter, dated October 28, 2008, between GFI USA, Inc. and Walter Scott
10.8	#	Service Agreement, dated June 18, 2012, between GFI Software Limited and Paul Goodridge
10.9	#	Employment Offer Letter, dated December 16, 2011, between GFI USA, Inc. and Pierre-Michel Kronenberg
10.10	#	Contract of Employment, dated July 4, 2011, between GFI Software GmbH and Ingo Bednarz
10.11	#	Service Contract, effective October 1, 2010, between Iapetos Holding GmbH and Holger Felgner
10.12	#	Contract of Employment, dated July 30, 2010, between HoundDog Technology Limited and Alistair Forbes
10.13		Intentionally omitted
10.14	#	Director Offer Letter, dated July 9, 2011, between TV Holding S.à r.l. and Bill Thomas
10.15	#	Director Offer Letter, dated July 9, 2011, between TV Holding S.à r.l. and Paul Walker
10.16	#	Director Offer Letter, dated July 24, 2012, between GFI Software S.à r.l. and Derek Zissman
10.17	#	Form of Director Indemnification Agreement
10.18	#	Form of Executive Officer Indemnification Agreement
10.19	#	Third Amendment, dated February 8, 2013, to the Credit Agreement among GFI Software S.A., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Exhibit number		Exhibit description
10.20	#	Fourth Amendment, dated March 13, 2013, to the Credit Agreement among GFI Software S.A., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
10.21	#	Incremental Facility Agreement, dated April 30, 2013, among GFI Software S.A., TV GFI Holding Company S.à r.l., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
10.22	#	Form of Restricted Share Unit Agreement
10.23	#	Form of Share Option Agreement
16.1	#	Letter from Ernst & Young Malta Limited dated October 25, 2013, addressed to the SEC provided in connection with change in registered public accounting firm.
16.2	#	Letter from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft dated October 25, 2013, addressed to the SEC provided in connection with change in independent registered public accounting firm
21.1	#	Subsidiaries of GFI Software S.A.
23.1		Consent of Ernst & Young Malta Limited, independent public registered accounting firm
23.2		Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent public registered accounting firm
23.3		Consent of Deloitte Accountants B.V.
23.4	#	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 8.1)
23.5	#	Consent of Arendt & Medernach (included in Exhibit 5.1)
24.1	#	Power of Attorney
99.1	#	Confidential Submission of Draft Form F-1 by GFI Software S.à r.l. (to be converted to GFI Software S.A.)
99.2	#	Confidential Submission of Amendment No. 1 to Draft Form F-1 by GFI Software S.à r.l. (to be converted to GFI Software S.A.)
99.3	#	Confidential Submission of Amendment No. 2 to Draft Form F-1 by GFI Software S.à r.l. (to be converted to GFI Software S.A.)
99.4	#	Confidential Submission of Amendment No. 3 to Draft Form F-1 by GFI Software S.à r.l. (to be converted to GFI Software S.A.)

*
To be filed by amendment.

#
Previously filed.

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EXPLANATORY NOTE